Exhibit 10.1

May 10, 2023

Freedom VCM, Inc.

VCM Holdings, LLC

c/o Vintage Capital Management, LLC

8529 Southpark Circle, Suite 150

Orlando, Florida 32819

Attention: Brian R. Kahn

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger (as the same may be amended, modified or restated in accordance with the terms thereof, the “Merger Agreement”), dated as of the date hereof, by and among Franchise Group, Inc., a Delaware corporation (the “Company”), Freedom VCM, Inc., a Delaware corporation (“Parent”), and Freedom VCM Subco, Inc., a Delaware corporation (“Merger Sub”). This letter agreement is being delivered to Parent and Freedom VCM Holdings, LLC (“you” or “Topco”) to induce Parent and the Company to enter into the Merger Agreement. Capitalized terms used and not otherwise defined in this letter agreement shall have the meanings ascribed to such terms in the Merger Agreement.

1. We are pleased to advise you that (a) B. Riley Financial, Inc., a Delaware corporation (“B. Riley”), hereby commits, conditioned only upon (i) the satisfaction, or waiver by Parent or Merger Sub, as applicable, of all conditions precedent to Parent’s and Merger Sub’s obligations to consummate the Closing set forth in Sections 8.1 and 8.2 of the Merger Agreement (other than those conditions that are by their terms to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), and (ii) the substantially concurrent occurrence of the Closing in accordance with the terms and subject to the conditions set forth in the Merger Agreement (including as a result of the granting of specific performance to cause the Closing by a court of competent jurisdiction in accordance with the Merger Agreement), to contribute to Topco, immediately prior to the Closing an aggregate amount equal to US$560,000,000 (the “Commitment”) in cash in immediately available funds. In exchange for the funding of the Commitment, Topco shall issue to B. Riley, and B. Riley shall purchase from Topco, equity interests in Topco as further described in Exhibit A attached hereto, and the parties hereto agree to negotiate the definitive limited liability company operating agreement of Topco (the “LLC Agreement”) in good faith on the terms set forth in Exhibit A and such other terms as the parties may mutually agree, but in no event shall the Closing (or the funding of the Commitment) be prevented, delayed or impaired in respect of the negotiation of the LLC Agreement and, if necessary, the parties shall effect the Closing and fund the Commitment on the basis of the terms set forth in Exhibit A hereto (which shall be binding on the parties at and following such time until the parties enter into the LLC Agreement) and shall continue to negotiate the LLC Agreement in good faith and promptly execute the LLC Agreement and any ancillary documentation in connection therewith. It is understood and agreed that B. Riley shall not, under any circumstances, be obligated under this letter agreement to (or be obligated to cause any other Person to) contribute to, purchase equity from or otherwise provide funds or assets to TopCo, Parent or Merger Sub (or any other Person in respect of the transactions contemplated by the Merger Agreement) in an amount in excess of its Commitment. The proceeds of the Commitment shall be used by TopCo to, directly or indirectly, make a common equity or other contribution to Parent, and thereafter shall be used by Parent solely to satisfy its and Merger Sub’s obligations under the Merger Agreement at the Closing, and to pay fees, costs and expenses required to be paid by TopCo, Parent, Merger Sub or the Company in connection with the transactions contemplated by the Merger Agreement. Notwithstanding anything to the contrary in this letter agreement, B. Riley shall have the right, prior to the Closing, to assign all or a portion of the Commitment to any Permitted Assignees (as defined below) on the terms and conditions set forth in paragraph 5 below.

2. Except as set forth in paragraph 4 of this letter agreement, the Commitment is solely for the benefit of the Company, Topco and Parent and is not intended (expressly or impliedly) to confer any benefits on, nor create any rights in favor of any other Person. Nothing set forth in this letter agreement contains or gives, or shall be construed to contain or to give, any Person (other than B. Riley, Topco, Parent, and the Company), including any Person acting in a representative capacity, any remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the commitments set forth herein, nor shall anything in this letter agreement be construed to confer any rights, legal or equitable, in any Person other than B. Riley, Topco, Parent, and the Company.

3. B. Riley’s obligation to fund its Commitment shall become effective on the date and time at which the Merger Agreement has been duly executed by all parties thereto. B. Riley’s obligation to fund its Commitment will terminate and expire on the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with Article IX thereof (provided that any purported termination of the Merger Agreement that is later determined upon a final, non-appealable resolution of a court of competent jurisdiction to not have been a valid termination shall not give rise to a termination of this Agreement pursuant to this paragraph, unless prior to such termination of the Merger Agreement, the Company, TopCo or Parent shall have commenced an action seeking specific enforcement of the obligations of Parent to consummate the Closing in accordance with the Merger Agreement or B. Riley to fund its Commitment hereunder, in which case this letter agreement shall terminate upon the final, non-appealable resolution of a court of competent jurisdiction of such action and satisfaction by B. Riley of any obligation finally determined or agreed to be owed by B. Riley, subject to the terms hereof and of the Merger Agreement), (b) the date on which B. Riley or Permitted Assignees fund the Commitment in full and consummation of the Closing in accordance with the terms of the Merger Agreement and this letter agreement, and (c) the date on which any claim is brought by the Company under, or any legal action, suit or proceeding is brought by the Company with respect to the Limited Guarantee (as defined below), in each case against B. Riley (in its capacity as Guarantor (as defined in the Limited Guarantee)) or any Guarantor Affiliate (as defined in the Limited Guarantee) and (d) the date on which any claim is brought under, or legal action, suit or proceeding is initiated, in each case by the Company against, B. Riley or any Affiliate thereof in connection with this letter agreement, the Limited Guarantee, the Merger Agreement, or any transaction contemplated hereby or thereby or otherwise relating thereto, other than (in the case of clauses (c) and (d)) a Permitted Claim (as defined in the Limited Guarantee) (such earliest date, the “Commitment Expiration Date”). From and after the Commitment Expiration Date, none of B. Riley, any former, current and future equityholders, controlling persons, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners or assignees of B. Riley, or any Non-Recourse Parent Party (as defined below) shall have any further liability or obligation to any Person hereunder.

4. This letter agreement shall inure to the benefit of and be binding upon Parent, Topco, B. Riley and their respective successors and permitted assigns. B. Riley acknowledges that the Company is an express third party beneficiary hereof, entitled to specifically enforce the obligations of B. Riley hereunder but only to the extent the Company is entitled to pursue specific performance rights under Section 10.7 of the Merger Agreement and, in connection therewith, the Company has the right to seek specific performance or equitable relief to cause Topco, Parent and Merger Sub to cause, or to directly cause B. Riley to fund, directly or indirectly, its Commitment, as, and only to the extent permitted by, this letter agreement, in each case, when all of the conditions to funding such Commitment set forth herein have been satisfied and as otherwise contemplated by the exercise of the Company’s rights under Section 10.7 of the Merger Agreement, and the Company shall have no other rights or remedies hereunder. B. Riley accordingly, subject to Section 10.7 of the Merger Agreement, agrees not to oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Company has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. B. Riley agrees that the Company shall not be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the Company’s specific performance rights under Section 10.7 of the Merger Agreement or this letter agreement. B. Riley acknowledges and agrees that (a) Parent is delivering a copy of this letter agreement to the Company and that the Company is relying on the obligations and commitments of B. Riley hereunder in connection with the Company’s decision to enter into and consummate the transactions contemplated by the Merger Agreement, (b) the provisions set forth in Section 9.5(c) of the Merger Agreement and the Limited Guarantee (i) are not intended to and do not adequately compensate for the harm that would result from a breach of the Merger Agreement or a breach of B. Riley’s obligation to fund its Commitment in accordance with the terms of this letter agreement and (ii) shall not be construed to diminish or otherwise impair in any respect the Company’s right to specific enforcement, to cause Topco, Parent and Merger Sub to cause, or to directly cause, B. Riley to fund, directly or indirectly, its Commitment under this letter agreement, and to cause Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement under Section 10.7 of the Merger Agreement and (c) the right of specific performance under this letter agreement and Section 10.7 of the Merger Agreement are an integral part of the transactions contemplated by the Merger Agreement and without those rights, the Company would not have entered into the Merger Agreement. For the avoidance of doubt, nothing in this letter agreement shall limit or otherwise affect the Company’s right to specific performance as provided in Section 10.7 of the Merger Agreement, except as provided in the following sentence. Notwithstanding anything in the Merger Agreement or this letter agreement to the contrary, while the Company may pursue both a grant of specific performance and payment of the Parent Termination Fee, under no circumstances shall the Company be entitled to receive (A) both a grant of specific performance which results in the consummation of the Merger, on the one hand, and be awarded any monetary damages (including the Parent Termination Fee), on the other hand, or (B) both payment of any monetary damages (including monetary damages in respect of any actual fraud or Willful and Material Breach of the Guarantor, Parent, or Merger Sub), on the one hand, and payment of the Parent Termination Fee, on the other hand.

5. None of B. Riley, Topco, Parent or the Company may assign their respective rights, interests or obligations hereunder to any other Person without the prior written consent of (i) in the case of an assignment by B. Riley, Topco or Parent, the Company (with the prior approval of the Special Committee), (ii) without limiting the foregoing, in the case of an assignment by B. Riley, Topco and Parent, (iii) without limiting the foregoing, in the case of an assignment by Topco or Parent, B. Riley, and (iv) in the case of an assignment by the Company, B. Riley, Topco and Parent, and any attempted assignment without such required consents shall be null and void and of no force or effect; provided, however, that, notwithstanding the foregoing, B. Riley shall have the right, prior to or after execution of definitive documentation for the financing transactions contemplated hereby (but if after execution of definitive documentation only in accordance with the terms set forth therein), to assign any portion of its Commitment to one or more of its Affiliates or any financing sources or other investors (any such Person is referred to as a “Permitted Assignee” but only if the assignment to such Person complies with the terms of this paragraph 5) but only if (A) B. Riley shall have delivered to Topco and Parent (x) at least five Business Days prior written notice thereof, which written notice must include the name and ultimate control Person(s) of such Permitted Assignee, and (y) if requested by Topco or Parent, such additional information regarding such Permitted Assignee as Topco or Parent may reasonably request, (B) such Permitted Assignee shall have delivered to Topco and Parent a written agreement pursuant to which such Permitted Assignee agrees to be bound by this letter agreement (and any documentation executed concurrently therewith or definitive documentation entered into in furtherance of this letter agreement or such other documentation) on terms reasonably acceptable to Topco and Parent, and (C) Topco and Parent shall have consented thereto in writing, provided that such consent shall not be required if the Permitted Assignee is (and will continue to be through Closing) an Affiliate of B. Riley and B. Riley or any wholly-owned Subsidiary thereof has (and will continue to have) sole control of the voting decisions, consent rights and exercise (or non-exercise) of all rights and obligations of such Permitted Assignee under this letter agreement, the Merger Agreement and all documentation entered into in connection herewith or therewith or in furtherance of the transactions contemplated hereby or thereby, including the LLC Agreement (or Exhibit A hereto shall it become binding in accordance with the terms set forth herein), it being understood and agreed that, without limiting the other terms set forth herein or in Exhibit A hereto, from and after the Closing the LLC Agreement will control and will contain transfer restrictions that include terms that are substantially the same as those set forth in this clause (C), provided further that such consent referred to in this clause (C) will not be unreasonably withheld or delayed it being understood that it would be reasonable for Topco or Parent to withhold consent if, among other things, the assignment to such Permitted Assignee would require additional regulatory filings (including pursuant to the HSR Act or other Antitrust Law) or would otherwise be reasonably likely to delay or impede the consummation of the transactions contemplated by this letter agreement, the Merger Agreement or any of the documentation entered into in connection herewith or therewith. Notwithstanding the foregoing, it being understood that B. Riley shall not be relieved of any obligations in respect of any such assigned portion of the Commitment to a Permitted Assignee unless and until the actual funding of such assigned portion of the Commitment is made in cash and available to Parent at the Closing and in accordance with the terms set forth herein. Subject to the foregoing, all of the terms and provisions of this letter agreement shall inure to the benefit of and be binding upon the parties hereto and the Company and their respective successors and permitted assigns.

6. Concurrently with the execution and delivery of this letter agreement, B. Riley is executing and delivering to the Company a Limited Guarantee, dated as of the date hereof (the “Limited Guarantee”), in favor of the Company in respect of certain of Parent’s and Merger Sub’s obligations under the Merger Agreement, in each case pursuant to the terms and conditions of, and subject to the limitations of, the Merger Agreement and such Limited Guarantee. The Company’s remedies against B. Riley under the Limited Guarantee, the Company’s rights to specific performance under this letter agreement, the Company’s remedies against Parent and Merger Sub under the Merger Agreement and the Company’s right to assert any Permitted Claim (as defined in, and to the extent permitted under, the Limited Guarantee) shall be, and are intended to be, the sole and exclusive remedies available to the Company against (a) B. Riley (including in its capacity as the Guarantor), Topco, Parent or Merger Sub and (b) any former, current or future equityholders, controlling persons, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, or assignees of B. Riley (including in its capacity as Guarantor), Topco, Parent, Merger Sub, or any former, current or future equityholder, controlling person, director, officer, employee, agent, advisor, Affiliate, member, manager, general or limited partner or assignee (other than a permitted assignee of a Commitment hereunder) of any of the foregoing (other than the Guarantor pursuant and subject to the terms of the Limited Guarantee and B. Riley pursuant to and subject to the terms of this letter agreement, Parent and Merger Sub pursuant to and subject to the terms of the Merger Agreement and the relevant committing parties pursuant to and subject to the terms of the Rollover Agreements or Voting Agreement) (those persons and entities described in clause (b), excluding B. Riley (including in its capacity as Guarantor) Parent, Merger Sub and the relevant parties (in their capacities as such) pursuant to the Rollover Agreements or Voting Agreement, each being referred to as a “Non-Recourse Parent Party”) in respect of any liabilities or obligations arising under, or in connection with, this letter agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, including in the event Parent or Merger Sub breaches its obligations under the Merger Agreement, whether or not Parent’s or Merger Sub’s breach is caused by a Commitment Party’s breach of its obligations under this letter agreement, provided that the foregoing shall not limit any rights or remedies of the parties to that certain Interim Investors Agreement dated as of the date hereof among B. Riley and the other parties named therein (the “IIA”). Notwithstanding anything to the contrary set forth in this paragraph or in the Limited Guarantee, the Company, as the express third party beneficiary hereunder on the terms, and subject to the conditions, set forth in paragraph 4 of this letter agreement, may cause Parent and Merger Sub to, or to directly, cause the Commitment to be funded as, and only to the extent, permitted by the exercise of the Company’s rights under Section 10.7 of the Merger Agreement subject to the conditions of paragraphs 1 and 3 of this letter agreement.

7. This letter agreement, the Merger Agreement and the Limited Guarantee reflect the entire understanding of the parties with respect to the subject matter hereof and thereof and shall not be contradicted or qualified by any other, and supersedes each other agreement, oral or written, before the date hereof. This letter agreement may not be waived, amended or modified except by an instrument in writing signed by each of the parties hereto and the Company (with the prior approval of the Special Committee). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by any of the parties hereto of a breach of or a default under any of the provisions of this letter agreement or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No failure or delay by any party or any third party beneficiary thereof (including the Company) in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither this letter agreement nor the Commitment shall be effective unless there has been prior or concurrent execution and delivery of the Merger Agreement by each of the parties thereto.

8. Notwithstanding anything that may be expressed or implied in this letter, or any document or instrument delivered in connection herewith, each of Topco, Parent and the Company, by its acceptance, directly or indirectly, of the benefits of this letter, covenants, agrees and acknowledges that no Person other than the undersigned (together with their permitted successors or assigns) shall have any obligation hereunder and that no recourse hereunder, under the Merger Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any Non-Recourse Parent Party, whether by or through attempted piercing of the corporate veil, or by or through a claim by or on behalf of Topco, Parent or Company against any Non-Recourse Parent Party, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Parent Party in connection with this letter, the Merger Agreement or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of the obligations of B. Riley or their creation, through Topco, Parent, Merger Sub or otherwise, provided that the foregoing shall not limit the obligations or liability of any person (including any Non-Recourse Parent Party) in respect of any Permitted Claim or pursuant to the Rollover Agreements, the Voting Agreement or the IIA.

9. This letter agreement shall be treated as confidential and is being provided to Topco, Parent and the Company solely in connection with their execution of the Merger Agreement. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the undersigned or as required by applicable law. Without limiting the foregoing, the Company, Parent, Topco or B. Riley may disclose this letter agreement (a) to the extent required by applicable law or the applicable rules of any national securities exchange or required (or requested by the U.S. Securities and Exchange Commission (the “SEC”)) in connection with any SEC filings relating to the Merger, this letter agreement or the transactions contemplated in the Merger Agreement, (b) in any filing or information required or desirable to be filed in connection with compliance the HSR Act or any other applicable Antitrust Laws, (c) by interrogatory, subpoena, civil investigative demand or similar process or (d) in connection with enforcing this letter agreement.

10. This letter agreement and any action (whether at law, in contract or in tort) that may be directly or indirectly based upon, relating to, or arising out of this letter agreement, or the negotiation, execution or performance hereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to paragraph 11 below, in any action or proceeding arising out of or relating to the Commitment, this letter agreement or any of the transactions contemplated by this letter agreement: (a) each of the parties hereto and the third party beneficiaries hereof irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this paragraph 10 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); and (b) each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to (i) the address at which Parent is to receive notice in accordance with the Merger Agreement, in the case of service of process against Parent or Topco, and (ii) with respect to B. Riley, B. Riley Financial, Inc., 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025, Attn: Alan Forman, Email: aforman@brileyfin.com. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

11. EACH PARTY TO THIS LETTER AGREEMENT AND THE THIRD PARTY BENEFICIARY HEREOF HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE ACTIONS OF SUCH PARTY (OR THE THIRD PARTY BENEFICIARY THEREOF) IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

12. Each party to this letter agreement hereby represents and warrants with respect to itself to the other party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of organization, (b) it has all corporate, limited liability company, limited partnership or similar partnership power and authority to execute, deliver and perform this letter agreement, (c) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary corporate, limited liability company, limited partnership or similar action, and no other proceedings or actions on its part are necessary therefor, (d) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, (e) the execution, delivery and performance by it of this letter agreement do not and will not (i) violate its organizational documents, (ii) violate any applicable law or order, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any contract to which it is a party, in any case, for which the violation, default or right would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by it of the transactions contemplated by this letter agreement on a timely basis, and (f) except as may be required in respect of filings contemplated by the Merger Agreement under the HSR Act and for filings pursuant to applicable securities laws, all approvals of, filings with and notifications to, any Governmental Entity or other Person necessary for the due execution, delivery and performance of this letter agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or other Person is required in connection with the execution, delivery or performance by it of this letter agreement. In addition, B. Riley represents and warrants to Topco and Parent that (w) all internal approvals necessary to enter into this letter agreement have been obtained, (x) it has and will have at Closing the financial capacity to pay and perform all of its obligations under this letter agreement, (y) it has and will have at Closing sufficient capital through available cash and securities equal to or in excess of its Commitment, and (z) it has received a copy of the Merger Agreement, and such other documents and information as it has deemed appropriate to make its own legal analysis and investment decision to enter into this letter agreement. B. Riley covenants and agrees that it will not take any action or omit to take any action that would or would reasonably be expected to cause or result in any of the foregoing representations and warranties to become untrue. All representations, warranties, covenants and agreements of B. Riley contained herein shall survive the execution and delivery of this letter agreement and shall be deemed made continuously, and shall continue in full force and effect, until the Commitment Expiration Date.

13. Each party (and the third party beneficiary hereof) acknowledges and agrees that (a) this letter agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto (or the third party beneficiary hereof) and neither this letter agreement nor the Limited Guarantee shall be construed to suggest otherwise and (b) the obligations of B. Riley under this letter agreement are solely contractual in nature.

14. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto; provided, however, that this letter agreement may not be enforced without giving effect to the provisions of paragraphs 6, 7 and 8 of this letter agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

15. This letter agreement may be signed in two or more counterparts (including by facsimile or by email with .pdf attachments), any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

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If you are in agreement with the terms of this letter agreement, please forward an executed copy of this letter agreement to the undersigned.

Yours sincerely,

B. RILEY FINANCIAL, INC.

By:	/S/ Bryant R. Riley
	Name:	Bryant R. Riley
	Title:	Co-Chief Executive

Accepted and agreed to as of the date first above written:

VCM HOLDINGS, LLC

By:	/S/ Brian R. Kahn
	Name:	Brian R. Kahn
	Title:	President

FREEDOM VCM, INC.

By:	/S/ Brian R. Kahn
	Name:	Brian R. Kahn
	Title:	President